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                                                                Exhibit 10(e)
                                                               EXECUTION COPY
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                          AGREEMENT AND PLAN OF MERGER


                                  By and Among


                                  XCEED, INC.,



                                      and



                      DISTRIBUTED SYSTEMS SOLUTIONS, INC.,



                                  JOHN GILMER



                                      and



                            THE HERMAN FAMILY TRUST




                                November 2, 1999



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                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT (the "Agreement") is entered into as of this 2nd day of November, 1999, by and among Xceed, Inc., a Delaware corporation ("Xceed"), Distributed Systems Solutions, Inc., an Arizona corporation (the "Company"), John Gilmer and the Herman Family Trust (each individually referred to hereinafter as a "Stockholder" and collectively referred to hereinafter as the "Stockholders").

                                  WITNESSETH:

     WHEREAS, the authorized capital stock of the Company consists of 1,000,000 shares of common stock, no par value (the "Company Stock"), of which 2,000 shares of Company Stock are issued and outstanding as of the date hereof;

     WHEREAS, John Gilmer owns 1,000 shares of Company Stock, representing fifty percent (50%) of the issued and outstanding shares of capital stock of the Company;

     WHEREAS, the Herman Family Trust owns 1,000 shares of Company Stock, representing fifty percent (50%) of the issued and outstanding shares of capital stock of the Company;

     WHEREAS, the Stockholders are the sole stockholders of the Company, and as such, each Stockholder desires to sell, assign, transfer and convey to Xceed all of each Stockholder's right, title and interest in and to the issued and outstanding shares of Company Stock pursuant to the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, it is the desire of Xceed to purchase, obtain and acquire from the Stockholders all of each of such individual's right, title and interest in and to all of the issued and outstanding shares Company Stock pursuant to the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, the authorized capital stock of Xceed consists of 30,000,000 shares of common stock, par value $.01 per share (the "Xceed Stock"), and 1,000,000 shares of preferred stock, par value $.05 per share (the "Preferred Stock"), of which 18,016,076 shares of Xceed Stock were issued and outstanding as of the date hereof and no shares of Preferred Stock are issued and outstanding as of the date hereof;

     WHEREAS, the respective Boards of Directors of Xceed and the Company deem it advisable and in the best interests of Xceed and the Company and their respective stockholders that the Company merge with and into Xceed (the "Merger") pursuant to the terms of this Agreement and the applicable provisions of the laws of the State of Delaware and the State of Arizona;

     WHEREAS, the Stockholders are currently the only stockholders of the Company entitled to vote on the Merger and have unanimously voted in favor of the Merger; and

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     WHEREAS, the Merger is intended to be treated as a reorganization pursuant to the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the premises and mutual covenants, conditions and agreements contained herein and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:


                                   ARTICLE I

                                TERMS OF MERGER

     1.1  Merger.  Upon the terms and subject to the conditions set forth in
          ------
this Agreement, on the Closing Date (as hereinafter defined in Section 2.1), the Company shall be merged with and into Xceed and the Stockholders shall transfer and convey to Xceed all of the Stockholders' right, title and interest in and to all of the issued and outstanding shares of Company Stock. The Stockholders hereby agree, upon the terms and subject to the conditions set forth herein, to transfer and deliver to Xceed (for cancellation) at the Closing (as hereinafter defined in Section 2.1) certificates, properly endorsed in blank or accompanied by a properly executed stock power, representing all of the issued and outstanding shares of Company Stock.

     1.2  Merger Consideration.  In consideration of and in exchange for all of
          --------------------
the issued and outstanding shares of Company Stock as set forth in Section 1.1 above, Xceed shall pay to the Stockholders and certain employees of the Company the purchase price as set forth below (the "Purchase Price"). The Purchase Price shall be payable in cash and shares of Xceed Stock, in accordance herewith.

          (a) Stock Portion of Purchase Price. At the Closing, Xceed shall issue
              -------------------------------
to the Stockholders and certain employees of the Company (the "Company Employees"), in the respective amounts set forth on Schedule 1.2(a) hereto (the Stockholders and the Company Employees shall be collectively referred to hereinafter as the "Stock Recipients"), Xceed Stock having an aggregate value of Five Million Dollars ($5,000,000) (the "Stock Portion"). The number of shares of Xceed Stock issuable in connection with the Stock Portion shall be determined by dividing (i) the Stock Portion by (ii) the average of the closing transaction price of the Xceed Stock for the ten (10) business days immediately preceding the Closing Date (as hereinafter defined), as quoted by the NASDAQ National Market System;

          (b) Cash Portion of Purchase Price. Xceed shall pay (the "Cash
              ------------------------------
Portion") to the Stockholders and the Company Employees, in the respective amounts set forth on Schedule 1.2(a) hereto, an aggregate of Four Million Five Hundred Thousand Dollars ($4,500,000) in cash, by certified cashier's check or bank wire transfer of legal currency of the United States in immediately available funds in: (i) three (3) equal increments of One Million One Hundred Twenty Five Thousand Dollars ($1,125,000) each on the Closing Date (as hereinafter defined), and the dates thirty (30) days, and sixty (60) days after the Closing Date (as hereinafter defined);

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(ii) one (1) increment of One Million Fifty Thousand Dollars ($1,050,000) on the
date ninety (90) days after the Closing Date (as hereinafter defined); and (iii) one (1) final increment of up to Seventy Five Thousand Dollars ($75,000) (the "Holdback"), one hundred eighty (180) days after the Closing Date (as hereinafter defined). On the Closing Date, Xceed shall deposit the amount of the Cash Portion less the first cash payment of One Million One Hundred Twenty Five Thousand Dollars ($1,125,000) in an interest-bearing escrow account (the "Escrow Account") in accordance with the terms of an escrow agreement (the "Escrow Agreement") by and among the parties hereto and American Stock Transfer & Trust Company, Inc., as escrow agent (the "Escrow Agent"), a copy of which Escrow Agreement is attached hereto as Exhibit 1.2(b) and is incorporated herein by reference. Xceed shall be entitled to retain from the Holdback, the amount of any accounts receivable acquired by Xceed in connection with the Merger, which are, as of the date one hundred eighty (180) days after the Closing Date (as hereinafter defined), more than one hundred eighty (180) days past due (the "Delinquent Accounts Receivable"); provided that, during the six (6) month
                                   -------------
period after the Closing Date, Xceed pursues collection of all accounts receivable acquired by Xceed in connection with the Merger in a manner similar to and at least as aggressive as the Company generally pursued collection of its accounts receivable prior to the Closing Date; and the remaining amount of the Holdback, if any, shall be released from the Escrow Account and disbursed to the Stockholders in equal amounts. In the event the total amount of the Delinquent Accounts Receivable exceeds the amount of the Holdback, Xceed shall not be entitled to any additional payment by the Company or additional setoff of the Cash Portion beyond the amount of the Holdback.

          The parties hereto acknowledge and agree that the execution of this Agreement by each of such parties constitutes their acceptance of the terms of the Escrow Agreement, and such Escrow Agreement shall become effective upon execution of this Agreement by the parties hereto and execution of the Escrow Agreement by the Escrow Agent.

  1.3  Effective Time of Merger.  Subject to the terms and conditions of this
       -------------------------
Agreement, the certificate of merger, in substantially the form of Exhibit 1.3(a) (the "Certificate of Merger"), required by Section 252 of the Delaware General Corporation Law (the "DGCL") and the articles of merger, in substantially the form of Exhibit 1.3(b) (the "Articles of Merger"), required by
Section 10-1105 of Chapter 11 of the Arizona Revised Statutes (the "ARS") shall be duly executed and acknowledged by the Constituent Corporations (as hereinafter defined in Section 1.4) and thereafter delivered to the Secretary of the State of Delaware and the Arizona Corporate Commission for filing pursuant to the DGCL and the ARS, respectively, on the Closing Date (as hereinafter defined). The Merger shall become effective (the "Effective Time") upon the filing of the Certificate of Merger with the Secretary of the State of Delaware and the filing of the Articles of Merger with the Arizona Corporate Commission.

  1.4  Effects of the Merger.
       ---------------------

          (a) At the Effective Time: (i) the separate existence of the Company shall cease and the Company shall be merged with and into Xceed (the Company and Xceed are sometimes referred to herein as the "Constituent Corporations" and Xceed is sometimes referred to herein as the "Surviving Corporation"); (ii) the Certificate of Incorporation of Xceed as in effect immediately prior to the Effective Time shall continue to be the Certificate of Incorporation of the Surviving Corporation; and (iii) the Bylaws of Xceed as in effect

                                       4
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immediately prior to the Effective Time shall continue to be the Bylaws of the
Surviving Corporation.

          (b) At and after the Effective Time, the Merger shall have the effects set forth in Section 259 of the DGCL and Section 10-1106 of Chapter 11 of the ARS. Without limiting the foregoing, at the Effective Time, Xceed as the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations, and all singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in Xceed as the Surviving Corporation and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall thenceforth attach to Xceed as the Surviving Corporation, and may be enforced against it to the same extent as if said debts and liabilities had been incurred by it.

     1.5  Directors and Officers of the Surviving Corporation.  The directors
          ---------------------------------------------------
and officers of Xceed immediately prior to the Effective Time shall continue to be the directors and officers of Xceed as the Surviving Corporation until their successors shall have been duly elected, appointed and/or qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of Xceed.

     1.6  Conversion of Capital Stock.  As of the Effective Time, by virtue of
          ---------------------------
the Merger and without any action on the part of any holder of shares of Company Stock or shares of Xceed Stock:

          (a) Xceed Stock.  Each issued and outstanding share of Xceed Stock
              -----------
shall continue to be issued and outstanding and shall not be affected by the Merger.

          (b) Conversion of Company Stock.  Each share of Company Stock issued
              ---------------------------
and outstanding as of the Effective Time shall be converted into shares of Xceed Stock as set forth on Schedule 1.2(a) hereto. All such shares of Company Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Xceed Stock to be issued or paid in consideration therefor upon the surrender of such certificate for exchange to Xceed at the Closing (as hereinafter defined).

     1.7  Registration Rights.
          -------------------

          (a) Piggy-Back Rights.  If, during the period commencing six months
              -----------------
after the Closing Date and ending on the first anniversary of the Closing Date (the "Piggy-Back Period"), Xceed shall determine to file a registration statement relating to the offer and sale of any of its

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securities (other than a registration statement on Form S-4 or Form S-8 or their successor forms) which would permit inclusion of any Xceed Stock issued in connection with the Merger, Xceed will: (i) promptly give to the Stock
Recipients written notice thereof (the "Piggy-Back Notice"); and (ii) subject to subsection 1.7(b) below, include in such registration and in any underwriting involved therein, all of the Xceed Stock issued in connection with the Merger specified in a written request made by a Stock Recipient, within thirty (30) calendar days after receipt of the Piggy-Back Notice from Xceed.

          (b) Underwriting. If the subject registration relates to an
              ------------
underwritten offering, Xceed shall so advise the Stock Recipients as a part of the Piggy-Back Notice. In such event, the right of a Stock Recipient to registration pursuant hereto shall be conditioned upon such Stock Recipient's participation in, and agreement with, the terms of such underwriting. Each Stock Recipient shall (together with Xceed and the other stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter (or underwriters) selected for underwriting by Xceed and shall use their best efforts to arrange for all documents and opinions required to be delivered thereunder in respect of their participation as selling stockholders to be delivered. Notwithstanding any other provision of this Agreement, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten or otherwise included in the subject registration statement, the Xceed Stock issued in connection with the Merger proposed to be included in such registration may be limited in whole or in part by the underwriter and the Stock Recipients may be prohibited from selling any of their Xceed Stock for a period of time following the effective date of the registration statement, as required by the underwriter.

          (c) Demand Rights.  In the event that: (i) Xceed has not, within
              -------------
thirteen (13) months following the Closing Date, filed a registration statement including all of the shares of Xceed Stock issued in connection with the Merger; and (ii) any Stock Recipient is unable to effect a sale of his or her Xceed Stock issued in connection with the Merger under Rule 144 of Securities Act of 1933, as amended (the "Securities Act") for any reason whatsoever within ten business days after a written request is received by Xceed to effect a trade, then the Stock Recipients owning at least fifty-one percent (51%) of the shares of Xceed Stock issued in connection with the Merger then outstanding (the "Requesting Stockholders") shall be entitled on one (1) occasion, commencing thirteen (13) months from the Closing Date, to cause Xceed to: (x) include for resale all of such shares of Xceed Stock in a registration statement filed with the Securities and Exchange Commission (the "Commission"); (y) use its best efforts to have such registration statement declared effective by the Commission under the Securities Act as soon as practicable thereafter but in no event later than 180 calendar days after receipt of the request, by providing to Xceed written notice (the "Demand Notice") demanding that Xceed file such a registration statement; and (z) pay all expenses (including printing costs, reasonable legal fees and reasonable accounting fees) associated with filing such registration statement. Xceed shall, upon receipt of the Demand Notice, notify the remaining Stock Recipients in writing of its receipt of the Demand Notice (the "Registration Notice") and shall indicate therein that such other Stock Recipients may include in such registration statement the shares of Xceed Stock issued to them in connection with the Merger. Those Stock Recipients seeking to include their shares of Xceed Stock shall, within thirty (30) calendar days of the date of the Registration Notice (the "Notice Period"), notify Xceed in writing of their desire to be included in such registration. Xceed shall thereafter, within thirty (30) calendar days of expiration of the Notice Period, file a registration statement (on a form deemed appropriate by Xceed's counsel) with the Commission including all of the Xceed Stock which the Stock Recipients shall request in writing (the "Demand Rights"). Inclusion of all, or that portion requested by the Stock Recipient, of a Stock Recipient's shares of Xceed Stock in an effective registration statement as requested in a Demand Notice shall constitute exercise of such Stock Recipient's Demand Rights in full.] Notwithstanding such registration, the Stock Recipients will not, while employees of Xceed, sell their shares of Xceed Stock during a period in which Xceed has imposed restrictions on the ability of all employees to effect trading in Xceed Stock.

     1.8  Registration Procedures.  In the case of each registration effected by
          -----------------------
the Company pursuant hereto, the Company shall:

          (a) Notify each Stock Recipient as to the filing of the registration statement and of all amendments or supplements thereto filed prior to the effective date of said registration statement;

          (b) Notify each Stock Recipient, promptly after it shall receive notice thereof, of the time when said registration statement becomes effective or when any amendment or supplement to any prospectus forming a part of said registration statement has been filed;

          (c) Notify each Stock Recipient promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

          (d) Prepare and promptly file with the Commission and promptly notify each Stock Recipient of the filing of any amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at any time when a prospectus relating to the Xceed Stock is required to be delivered under the Securities Act, any event with respect to the Company shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; and, in addition, prepare and file with the Commission, promptly upon the written request of a Stock Recipient, any amendments or supplements to such reasonably necessary or advisable in connection with the distribution of the Xceed Stock;

          (e) Advise each Stock Recipient promptly after the Company shall receive notice or obtain knowledge of the issuance of any stop order by the Commission suspending the effectiveness of any such registration statement or amendment thereto or of the initiation or threatening of any proceeding for that purpose, and promptly use its best efforts to prevent the issuance of any stop order or obtain its withdrawal promptly if such stop order should be issued;

          (f) Furnish each Stock Recipient, as soon as available, with copies of any registration statement and each preliminary or final prospectus, or supplement or amendment required to be prepared pursuant hereto, all in such quantities as any Stock Recipient may from time to time reasonably request.

          At its expense, the Company shall keep such registration effective:
(i) for a period of 120 calendar days; or (ii) until each Stock Recipient has completed the distribution described in the registration statement relating thereto, whichever first occurs.

     1.9  Indemnification.
          ---------------

          (a) Xceed shall indemnify each Stock Recipient, each of its officers, directors and general and limited partners, and its affiliates, on whose behalf registration, qualification or compliance has been effected pursuant to Section 1.7, and each underwriter and each affiliate thereof (individually, each may be referred to hereinafter as a "Stock Recipient Indemnified Party" and collectively, the "Stock Recipient Indemnified Parties"), against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Xceed of the Securities Act or any rule or regulation promulgated thereunder applicable to Xceed and relating to action or inaction required of Xceed in connection with any such registration, qualification or compliance, and will reimburse each Stock Recipient Indemnified Party, for any legal or other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that Xceed shall not be liable to any Indemnified Party in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to Xceed by such Indemnified Party and stated to be specifically for use therein.

          (b) Each of the Stock Recipients shall, if Xceed Stock held by them are included in the securities as to which such registration, qualification or compliance is being effected, severally and not jointly, indemnify Xceed, each of its directors and officers who sign such registration statement, each affiliate of Xceed, each underwriter, if any, of Xceed's securities covered by such registration statement, each other Stock Recipient and each affiliate thereof (the " Xceed Indemnified Parties") against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any such registration statement, prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Xceed Indemnified Parties for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Xceed by such Stock Recipient and stated to be specifically for use therein.

          (c) Each Stock Recipient Indemnified Party and each Xceed Indemnified Party entitled to indemnification under this Section 1.9 (each, an "Indemnified Party") shall give notice to the individual or entity required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party, and the Indemnified Party may participate in such defense at such party's expense, and; provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section
1.9. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claim or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

     1.10  Information about the Investors.  Each Stock Recipient shall promptly
           -------------------------------
furnish to Xceed such information regarding itself, its affiliates or subsidiaries and the distribution proposed by it as Xceed may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this section.

     1.11  Restrictions on Resale of Xceed Stock. The shares of Xceed Stock
           -------------------------------------
received by the Stock Recipients pursuant to this Agreement shall be issued by Xceed in reliance upon exemptions from the registration requirements of the Securities Act and may not be sold, assigned, pledged, hypothecated or transferred, or any interest therein conveyed to any other person, except in accordance with the registration provisions of the federal and state securities laws or applicable exemption therefrom, and the certificates representing such shares shall contain an appropriate legend to that effect.

     1.12  Tax-Free Reorganization.  The parties intend that the Merger
           -----------------------
qualify as a reorganization under Section 368(a)(1)(A) of the Code. Unless required by a final determination of the Internal Revenue Service (or other governing body having jurisdiction over these matters) or a court of competent jurisdiction, the parties shall not take any position on any subsequently filed tax return inconsistent with this section. Each party hereto represents to each other that there exists no indebtedness between Xceed and the Company and that such party is not an investment company as defined in Subsections 368(a)(2)(F)(iii) and (iv) of the Code. The parties hereby agree to comply with the reporting requirements of Treasury Regulation Section 1.368-3.

     In furtherance of the foregoing, Xceed hereby represents, warrants and covenants that:

     (a) it has no plan or intention to reacquire any Xceed Stock issued to the Stock Recipients;

     (b) it has no plan or intention to sell or otherwise dispose of any of the assets of the Company, except for transfers described in Section 368(a)(2)(C) of the Code;

     (c) there is no plan or intention by Xceed to acquire, directly or through parties related to Xceed (within the meaning of Section 1.368-1(c)(1) and (2) of the Treasury Regulations) shares of Xceed Stock issued to the Stock Recipients hereunder such that the continuity of interest requirement set forth in Section 1.368-1(e) of the Treasury Regulations (the "Continuity of Interest Requirement") would be violated;

     (d) following the Closing, Xceed will continue the business of the Company in accordance with Section 1.368-1 of the Treasury Regulations;

     (e) prior to the Closing, the liabilities of the Company were incurred by the Company in the ordinary course of business;

     (f) the Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

     (g) as of the date hereof, the fair market value of the assets of the Company equal or exceed the sum of the liabilities of the Company; and

     (h) there is no plan or intention by the Stock Recipients to sell, exchange or otherwise dispose of shares of Xceed Stock received by them hereunder to Xceed or persons or parties related to Xceed such that the Continuity of Interest Requirement would be violated.


                                   ARTICLE II

                                    CLOSING

     2.1  Date and Time of Closing. Subject to satisfaction of the conditions
          ------------------------
set forth in this Agreement and compliance with the other provisions hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place on November 2, 1999 at 10:00 a.m. (Phoenix, Arizona time) at the law offices of Gammage & Burnham, PLC, Two North Central Avenue, 18th Floor, Phoenix, Arizona 85004, unless such date is extended by both parties (the "Closing Date").

     2.2  Closing Documents. Upon fulfillment of the conditions set forth
          -----------------
herein, on the Closing Date, the parties hereto shall cause the Certificate of Merger and the Articles of Merger to be filed as contemplated in Section 1.3 hereof and each party hereto will execute and deliver to the other parties hereto such other documents and instruments as are contemplated herein.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     3.1  Representations and Warranties of the Company and the Stockholders.
          ------------------------------------------------------------------
The Company and the Stockholders, jointly and severally, except as specifically provided herein, represent and warrant to Xceed as follows:

          (a) Authorization. The execution, delivery and performance of this
              -------------
Agreement and consummation of the transactions contemplated hereby have been duly authorized, adopted and approved by the board of directors of the Company and by each of the Stockholders. The Company has taken all necessary corporate action and has all of the necessary corporate power to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by an officer of the Company on its behalf and assuming that this Agreement is the valid and binding obligation of Xceed, is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Each Stockholder severally represents and warrants that he has the ability to consummate the transactions contemplated hereby, that this Agreement has been duly executed and validly delivered by him and, assuming that this Agreement is a valid and binding obligation of Xceed, this Agreement is the valid and binding obligation of such Stockholder, enforceable against each such Stockholder in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (b) Organization; Subsidiaries. The Company is a corporation duly
              --------------------------
organized, validly existing and in good standing under the laws of the State of Arizona. The Company is classified as an association and treated as an S corporation for federal income tax purposes by the Internal Revenue Service ("IRS"). The Company has the corporate power and authority to own and lease its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business only in the State of Arizona, and has not otherwise qualified to do business as a foreign corporation in any jurisdiction, except where the failure to be so qualified would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of the Company. The Company does not own any shares of capital stock or other interest in any corporation, partnership, association or other entity.

          (c) Capitalization. The number of authorized, issued and outstanding
              --------------
shares of capital stock of the Company as of the date hereof is as set forth above in the recitals to this Agreement. The outstanding shares of Company Stock have been duly authorized, validly issued and are fully paid and non-assessable. Each Stockholder hereby severally represents and warrants that he is the sole legal and beneficial owner of the number of shares of Company Stock as set forth in the recitals, which shares, in the aggregate, represent one hundred percent (100%) of the issued and outstanding shares of capital stock of the Company. Each Stockholder hereby severally represents and warrants that the issued and outstanding shares of Company Stock owned by such Stockholder are owned free of preemptive rights and free and clear of any and all adverse claims, liens, mortgages, charges, security interests, encumbrances and other restrictions or limitations of any kind whatsoever. The Company has not issued any shares of capital stock which could give rise to claims for violation of any federal or state securities laws (including any rules or regulations promulgated thereunder) or the securities laws of any other jurisdiction (including any rules or regulations promulgated thereunder). As of the date hereof, there are no options, warrants, calls, convertible securities or commitments of any kind whatsoever relating to the shares of the Company Stock subject hereto or any of the unissued shares of capital stock of the Company, and there are no voting trusts, voting agreements, stockholder agreements or other agreements or understandings of any kind whatsoever which relate to the voting of the capital stock of the Company, except for that certain Shareholders Agreement dated August 13, 1999, by and among the Company, John Gilmer, George Herman and George Herman and Vicki Herman as Trustees of the Herman Family Trust (the "Shareholders Agreement"), which Shareholders Agreement shall be terminated as of the Closing Date.

          (d) Financial Statements. The Company has heretofore delivered to
              --------------------
Xceed: (i) audited financial statements of the Company as at December 31, 1998 (the "Audited Statements"); (ii) interim unaudited financial statements of the Company for the six months ended June 30, 1999, and (iii) monthly financial statements of the Company for each month after June 30, 1999 until the Closing (the "Interim Statements") (all of the foregoing, including the notes thereto, may collectively be referred to hereinafter as the "Financial Statements") accompanied by the corresponding relevant opinions and reports of the Company's independent auditors as of the same dates and for the same periods. The Financial Statements present fairly, in all material respects, the financial position of the Company as of the respective dates indicated and the results of operations and cash flows of the Company for the respective periods indicated.

          (e) Owned Real Property. The Company does not own (of record or
              -------------------
beneficially), nor does it have any interest in, any real property other than the leased real property set forth below.

          (f) Leased Real Property; Tenancies. Set forth on Schedule 3.1(f)
              -------------------------------
hereto is a true, correct and complete list of all of the leases and subleases (the "Real Property Leases") with respect to real property leased by the Company as lessee and used in the conduct of its business or otherwise (the "Leased Real Property"), including the Company's primary office lease that expires on January 8, 2000. Also set forth on Schedule 3.1(f) is a true, correct and complete list of the monthly or annual rental payments due thereunder as of the date hereof and the expiration dates thereof. The Company has delivered to Xceed true, correct and complete copies of each of the Real Property Leases. Except as set forth on Schedule 3.1(f), the Company is not required pursuant to the provisions of any of the Real Property Leases (or otherwise) to obtain the consent of any lessor with respect to the Leased Real Property prior to or in connection with consummation of the transactions contemplated hereby. Neither the Company nor, to the Company's or the Stockholders' knowledge, any third party is in default under any of the Real Property Leases. There are no subleases or subtenancies for any part of the Leased Real Property that shall remain in effect after the Closing Date and there is no third party which has any right to purchase, use or otherwise possess all or any part of the Leased Real Property.

          (g) Title. The Company: (i) holds a valid and enforceable leasehold
              -----
interest in the Leased Real Property; and (ii) owns good and marketable title to all of the assets and properties reflected on the balance sheet of the Audited Statements and the balance sheet of the Interim Statements or purchased by the Company after the date thereof, except supplies consumed or assets or properties sold in the ordinary course of business subsequent to the date thereof. To the Company's or the Stockholders' knowledge, the Leased Real Property is leased free of all adverse claims, liens, mortgages, charges, security interests, encumbrances and other restrictions or limitations of any kind whatsoever, except: (A) as stated in the Financial Statements (including the notes thereto);
(B) for liens for taxes or assessments not yet due and payable or which are being contested by the Company in good faith; (C) for minor liens imposed by law for sums not yet due or which are being contested by the Company in good faith; and (D) for imperfections of title, adverse claims, charges, restrictions, limitations, encumbrances, liens or security interests that are minor and which do not detract from the value of the Leased Real Property subject thereto or which do not impair the operations of the Company or affect the present use of the Leased Real Property. There is no condemnation or eminent domain proceeding pending or, to the Company's or the Stockholders' knowledge, threatened against the Leased Real Property (or any part thereof). The Company has not made any commitments or received any notice, oral or written, from any public authority or other entity with respect to the taking or use of the Leased Real Property (or any part thereof), whether temporarily or permanently, for easements, rights-of-way or other public or quasi-public purposes or for any other purpose whatsoever nor is there any proceeding pending or, to the Company's or the Stockholders' knowledge, threatened which could adversely affect the zoning classification relating to such property or its use by the Company as of the date hereof. The assets reflected on the balance sheet of the Audited Statements and the balance sheet of the Interim Statements and those purchased by the Company after the date thereof, are owned free and clear of all adverse claims, liens, mortgages, charges, security interests, encumbrances and other restrictions or limitations of any kind whatsoever, except: (A) as stated in the Financial Statements (including the notes thereto); (B) for liens for taxes or assessments not yet due and payable or which are being contested by the Company in good faith; (C) for minor liens imposed by law for sums not yet due or which are being contested by the Company in good faith; and (D) for imperfections of title, adverse claims, charges, restrictions, limitations, encumbrances, liens or security interests that are minor and which do not detract in any material respect from the value of any of the assets subject thereto or which do not impair the operations of the Company in any material respect or affect the present use of the assets in any material respect. The Company has not made any commitments or received any notice, oral or written, from any public authority or other entity with respect to the taking or use of any of the Company's assets, whether temporarily or permanently, for any purpose whatsoever, nor is there any proceeding pending or, to the Company's or the Stockholders' knowledge, threatened which could adversely affect any asset owned or used by the Company as of the date hereof.

          (h) Condition of Assets.  The Real Property Leases and all other
              -------------------
documents and agreements pursuant to which the Company has obtained the right to use or occupy any real property, personal property or assets, are valid and enforceable in all respects in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. All licenses, permits and authorizations related to the location or operation of the business of the Company are in good standing and are valid and enforceable in all respects in accordance with their respective terms. To the knowledge of the Company and the Stockholders, there is not, under any of the foregoing instruments, documents or agreements, any existing default, nor is there any event which, with notice or lapse of time or both, would constitute a default arising through the Company or any third party which could: (i) have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company; or (ii) materially adversely affect its use of the Leased Real Property or the title to its assets. To the Company's or the Stockholders' knowledge, the Company is not in violation of and has complied with all applicable zoning, building or other codes, statutes, regulations, ordinances, notices and orders of any governmental authority with respect to the occupancy, use, maintenance, condition, operation and improvement of the Leased Real Property or assets, except where the failure to comply would not have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company. To the Company's or the Stockholders' knowledge, the Company's use of any improvements for the purposes for which any of the Leased Real Property or assets are being used as of the date hereof does not violate any such code, statute, regulation, ordinance, notice or order. To the Company's or the Stockholders' knowledge, the Company possesses all licenses, certificates of occupancy, permits and authorizations required to be obtained by the Company with respect to the Company's operation and maintenance of the Leased Real Property or assets for all uses for which such property is or assets are operated or used by the Company as of the date hereof, except where the failure to do so would not have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company. All of the Leased Real Property or assets (whether owned or leased by the Company) are in good operating condition and repair, subject to normal wear and use and each such item is usable in a manner consistent with current use by the Company.

          (i)  Intellectual Property.
               ----------------------

               (i) Schedule 3.1(i) hereto sets forth a true, correct and complete list (including where applicable, the date of registration and the serial or registration number) of all registered and unregistered trademarks, service marks and trade names (including any applications for the same), trade secrets, registered and unregistered copyrights, and computer programs and software (whether or not protected by patent, copyright or otherwise) which are owned by, licensed by, used in or are material to the business of the Company (the "Intellectual Property"). With respect to each of the foregoing items, there is listed on Schedule 3.1 (i) hereto the following: (A) the extent of the Company's interest therein; (B) each agreement and all other documents evidencing the Company's interest therein; (C) the extent of the interest of any third party therein known to the Company or the Stockholders; and (D) each agreement and all other documents evidencing the interest of any third party therein known to the Company or the Stockholders.

          (ii) Except as set forth on Schedule 3.1(i) hereto, the Company's right, title or interest in the Intellectual Property is free and clear of adverse claims (of which the Company or the Stockholders have received notice), liens, mortgages, charges, security interests, encumbrances or other restrictions of any kind whatsoever (of which the Company or the Stockholders have received notice) or limitations of any kind whatsoever (of which the Company or the Stockholders have received notice).

          (iii) To the Company's and the Stockholder's knowledge, the Company has not committed any acts of unfair competition or directly, indirectly, contributorily or by inducement, infringed upon any patent, trademark, service mark, trade name, copyright, computer program or software, or any other intellectual property, nor has the Company misappropriated any of the foregoing from any other person or entity or received from any other person or entity any notice, charge, claim or other assertion with respect thereto.

          (iv) The Company has not sent or otherwise communicated to any other person or entity any notice, charge, claim or other assertion of, nor has the Company any knowledge of, any present, impending or threatened infringement upon any of the Intellectual Property by any other person or entity, or misappropriation of any of the foregoing by any other person or entity, or any commission of acts of unfair competition by any other person or entity.

     (j)  Accounts Receivable. Schedule 3.1(j) hereto sets forth a true,
          -------------------
correct and complete list of the Company's accounts receivable (the "Accounts Receivable") as of October 31, 1999. Such schedule accurately, correctly and completely reflects the Accounts Receivable as of such date. The Accounts Receivable are valid, arose out of bona fide transactions in the ordinary course of business, and are the valid and binding obligations of and are enforceable against the respective account debtors thereunder, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect. Except as set forth on
Schedule 3.1(j), there is no contest, claim or right of set-off contained in any written agreement between the Company and any account debtor relating to the amount or validity of any Account Receivable.

     (k)  Accounts Payable. Schedule 3.1(k) hereto sets forth a true,
          ----------------
correct and complete list of the Company's accounts payable (the "Accounts Payable") as of October 31, 1999. Such schedule accurately, correctly and completely reflects the aggregate amount of Accounts Payable as of such date. Prior to the Closing Date, certain Accounts Payable will have been paid by the Company as identified on Schedule 3.1(k)-2 and debts and obligations of the Company (i) for which the Company has not yet been billed or invoiced or (ii) which are described on Schedule 3.1(k)-1; shall become obligations of Xceed upon the Closing and shall be paid by Xceed, in the case of items described by clause
(i), pursuant to the respective invoices and, in connection with the items set forth on Schedule 3.1(k)-1, as contemplated thereon.

     (l)  Absence of Undisclosed Liabilities. To the Company's or the
          ----------------------------------
Stockholders' knowledge, other than as set forth on the Financial Statements and in this Agreement, the Company has not had nor does it have any indebtedness, loss or liability of any nature whatsoever (other than as incurred in the ordinary course of business), whether accrued, absolute, contingent or otherwise and whether due or become due, which is material to the Company's business or the assets, or the operations, prospects, earnings or condition (financial or otherwise) of the Company.

     (m)  Absence of Certain Changes or Events. Except as set forth on
          ------------------------------------
Schedule 3.1(m) and except as expressly set forth in this Agreement, the Company has not, since August 31, 1999:

          (i) issued, sold, granted or contracted to issue, sell or grant any of its stock, notes, bonds, other securities or any option to purchase any of the same;

          (ii) amended its articles of organization or bylaws;

          (iii) made any capital expenditures or commitments for the acquisition or construction of any property, plant or equipment other than in the ordinary course of business of the Company;

          (iv) entered into any material transaction in any way inconsistent with the past practices of its business or conducted its business in any manner inconsistent with its past practices;

          (v) incurred any damage, destruction or any other loss to any of its property or assets in an aggregate amount exceeding Fifty Thousand Dollars ($50,000) whether or not covered by insurance;

          (vi) suffered any loss in an aggregate amount exceeding Fifty
     Thousand Dollars ($50,000) and, neither the Company nor the Stockholders has become aware of any intention on the part of any client, dealer or supplier to discontinue its current relationship with the Company, the loss or discontinuance of which, alone or in the aggregate, could have a material adverse effect on the Company's business or the assets, or the operations, earnings, prospects or condition (financial or otherwise) of the Company;

          (vii) modified, amended or altered any contractual arrangement with any client, dealer or supplier, the modification, amendment or alteration of which, alone or in the aggregate, could have a material adverse effect on the Company's business or the assets, or the operations, earnings, prospects or condition (financial or otherwise) of the Company;

          (viii) incurred any material liability or obligation (absolute or contingent) or made any material expenditure other than in the ordinary course of business of the Company;

          (ix) experienced any material adverse change in the Company's business or the assets, or the operations, earnings, prospects or condition (financial or otherwise) of the Company or experienced or have knowledge of any event which could have a material adverse effect on the Company's business or the assets, or the operations, earnings, prospects or condition (financial or otherwise) of the Company;

          (x) declared, set aside or paid any dividend or other distribution in respect of the capital stock of the Company;

          (xi) redeemed, repurchased, or otherwise acquired any of its capital stock or securities convertible into or exchangeable for its capital stock or entered into any agreement with respect to any of the foregoing;

          (xii) granted, conveyed, transferred, assigned or made any sale of Accounts Receivable or any accrual of liabilities outside of the ordinary course of its business;

          (xiii) granted, conveyed, transferred, assigned or made any sale of any material interest in the Intellectual Property;

          (xiv) purchased, disposed of or contracted to purchase or dispose of, or granted or received an option or any other right to purchase or sell, any of its property or assets, except in the ordinary course of business;

          (xv) increased the rate of compensation payable or to become payable to the officers or employees of the Company, or increased the amounts paid or payable to such officers or employees under any bonus, insurance, pension or other benefit plan, or made any arrangements therefor with or for any of said officers or employees except for increases consistent with the Company's ordinary course of business or increases resulting from the application of existing formulas under existing plans, agreements or policies relating to employee compensation:

          (xvi) adopted or amended any collective bargaining, bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation or other plan, agreement, trust, fund or arrangement for the benefit of its employees, except as otherwise required or permitted herein; or

          (xvii) changed any material accounting principle, procedure or practice followed by the Company or changed the method of applying such principle, procedure or practice.

     (n)  Agreements. Set forth on Schedule 3.1(n) hereto is a true, correct
          ----------
and complete list of all contracts, agreements and other instruments (except for the Real Property Leases) material to the business or operation of the Company, including without limitation, those to which the Company is a party and those by which any of its property or the assets are bound. Copies of all such contracts, agreements and other instruments have heretofore been delivered or made available by the Company to Xceed. Other than as set forth on Schedules 3.1(n) and 3.1(f), there is no contract, agreement or other instrument to which the Company or any Stockholder is a party or, to the Company's or the Stockholders' knowledge, which affects the assets, liabilities or outstanding securities of the Company, which is material to the business, assets or operations of the Company. Except as set forth on Schedules 3.1(n) and 3.1(f), none of the foregoing agreements limits the freedom of the Company to compete in any line of business or with any person or other entity in any geographic region within or outside of the United States of America.

          To the knowledge of the Company or the Stockholders, neither the Company, the Stockholders (each severally and not jointly), nor any third party is in material default and no event has occurred which, with notice, could cause or become a material default by the Company, the Stockholders or any third party, under any contract, agreement, document or instrument to which the Company or any Stockholder is a party which is material to the business, assets or operations of the Company. To the knowledge of the Company or the Stockholders, each contract, agreement, document or instrument to which the Company or any Stockholder (each severally and not jointly) is a party which is material to the business or operations of the Company is enforceable, in accordance with its terms, against all other parties thereto, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (o) Non-Contravention; Consents. Except as set forth on Schedule
              ---------------------------
3.1(o) hereto, neither the execution and delivery of this Agreement by the Company and each of the Stockholders, nor consummation of the transactions contemplated hereby, does or will: (i) violate or conflict with any provision of the articles of incorporation or bylaws of the Company; (ii) violate or, with the passage of time, result in the violation of any provision of, or result in the acceleration of or entitle any party to accelerate any obligation under, or result in the creation an imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the property or assets, which are material to the business or operation of the Company, pursuant to any provision of any mortgage, lien, lease, agreement, permit, indenture, license, instrument, law, order, arbitration award, judgment or decree to which the Company is a party or by which it or any of such property or assets are bound, the effect of which violation, acceleration, creation or imposition could have a material adverse effect on the business, assets, operations, earnings, prospects or (financial or otherwise) of the Company; (iii) violate or conflict with any other restriction of any kind whatsoever to which the Company or any Stockholder is subject or by which any of their properties or assets may be bound, the effect of any of which violation or conflict could have a material adverse effect on the business, assets, operations, earnings, prospects or (financial or otherwise) of the Company; or (iv) constitute an event permitting termination by a third party of any agreement to which the Company or any Stockholder is a party or is subject, which termination could have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company. Except as set forth on Schedule 3.1(o) hereto, no consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required in connection with the execution, delivery and performance of the terms of this Agreement and consummation of the transactions contemplated hereby.

          (p) Employee Benefit Plans. Schedule 3.1(p) hereto sets forth a true,
              ----------------------
correct and complete list of all "employee benefit plans" as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Benefit Plans") covering the employees of the Company (the "Employees"). Each Benefit Plan is in compliance in all material respects with all applicable provisions of law, including ERISA and the Code. There are no pending or, to the Company's or the Stockholders' knowledge, threatened claims against any Benefit Plan (except for claims for benefits payable in the normal operation of the Benefit Plans) that could give rise to any material liability to the Company. All material reports, notices and returns required to be filed with any governmental agency or provided to any person or entity with respect to the Benefit Plans have been timely filed. The Company has never had and does not now have any Benefit Plan that is an employee pension plan (as defined in Section 3(2) of ERISA) nor does the Company contribute to any multiemployer pension or multiemployer welfare benefit plan (within the meaning of Section 3(37) of ERISA).

          (q) Labor Relations. There are no agreements with or pending petitions
              ---------------
for recognition of any labor union or association as the exclusive bargaining agent for any or all of the employees of the Company and no such petition has been pending at any time during the two (2) years prior to the date hereof. To the Company's or the Stockholders' knowledge, there has not been any organizing effort by any union or other group seeking to represent any employees of the Company as its exclusive bargaining agent at any time during the two (2) years prior to the date hereof. There are no labor strikes, work stoppages or other labor disputes now pending or threatened against the Company, nor has there been any such labor strike, work stoppage or other labor dispute or grievance at any time during the two (2) years prior to the date hereof. Neither the Company nor the Stockholders has any knowledge that any executive, key employee or any group of employees of the Company has any plans to terminate his/her employment with the Company.

          (r) Insurance. Schedule 3.1(r) hereto sets forth a true, correct and
              ---------
complete list of all insurance policies or binders of insurance or programs of self-insurance which relate to the business of the Company as of the date hereof. The coverage under each such policy and binder is in full force and effect. Neither the Company nor the Stockholders have knowledge of nor has the Company or the Stockholders received any notice of cancellation, termination, nonrenewal or disallowance of any claim thereunder or with respect thereto. Neither the Company nor the Stockholders have knowledge of any claim against the Company relating to its business, assets, properties or operations which could increase the insurance premiums payable by the Company under such policy or binder in excess of normal increases consistent with industry practices.

          (s) Tax Matters. The Company has timely filed with the appropriate
              -----------
taxing authorities all returns (including, without limitation, information returns and other material information) in respect of Taxes required to be filed through the date hereof. The information contained in such returns is complete and accurate in all material respects. The Company has not requested any extension of time within which to file returns (including, without limitation, information returns) in respect of any Taxes. The Company has accurately computed and timely paid all Taxes for periods beginning before the date hereof, or an adequate reserve has been established therefor, as set forth in Schedule 3.1(s). No liens for Taxes exist against any assets to be acquired by Xceed in the Merger. Xceed shall have no obligation or liability for or with respect to (a) any Taxes or other assessments levied on the Company or the Stockholders as a consequence of the transactions contemplated by this Agreement all of which Taxes shall be paid by the Company, or each Stockholder, as the case may be, or (b) any other Taxes or assessments of the Company, or each Stockholder of any kind whatsoever or any penalties or interest with respect to such Tax liabilities. The Company has withheld or collected from each payment made to each of its employees, consultants, contractors and other payees the amount of Taxes required to be withheld and collected therefrom for all periods through the date hereof. Any liability for Taxes due and payable through the date of this Agreement for which no returns are due or have been filed (including, without limitation, property, payroll and withholding taxes) have been properly accrued or provided for on the books of the Company and will be paid by the Company. No material deficiencies for Taxes have been claimed, proposed, or assessed by any taxing or other governmental authority against the Company. There are no pending or, to the best knowledge of the Company, threatened audits, investigations or claims for or relating to any material liability in respect of Taxes, and there are no matters under discussion with any governmental authorities with respect to Taxes that, in the reasonable judgment of the Company, or its counsel is likely to result in a material amount of Taxes. The federal, state and local returns of the Company have never been audited, and the Company has not been notified that any taxing authority intends to audit a return for any other period. No extension of a statute of limitations relating to Taxes is in effect with respect to the Company. The Company: (i) has not been an includible corporation in an affiliated group that files consolidated income tax returns; (ii) is not a party to any tax-sharing agreements or similar arrangements; (iii) is not a "foreign person" as defined in section 1445(f)(3) of the Code; or (iv) has not made or become obligated to make, and will not, as a result of the Merger, make or become obligated to make, an "excess parachute payment" as defined in section 280G of the Code. The Company is an Arizona corporation that is classified as an association and treated as an S corporation for federal income tax purposes by the IRS. The Company and the Stockholders will file a final return as an S corporation for the period ending with the date the Closing occurs.

          The term "taxes" or "tax" as used in this section or referred to elsewhere in this Agreement shall mean all taxes, charges, fees, levies, penalties, or other assessments, including without limitation, income, capital gain, profit, gross receipts, ad valorem, excise, property, payroll, withholding, employment, severance, social security, workers' compensation, occupation, premium, customs duties, windfall profits, sales, use, and franchise taxes, imposed by the United States, or any state, county, local or foreign government or any subdivision or agency thereof, and including any interest, penalties. or additions attributable thereto.

          (t) Compliance with Applicable Law. To the knowledge of the Company
              ------------------------------
and the Stockholders, the Company has been and is in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules and regulations applicable to the business, except where the failure to comply with which would not materially adversely affect the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company or which would not subject any officer or director of the Company to civil or criminal penalties or imprisonment. To the knowledge of the Company and the Stockholders, the Company has complied with the rules and regulations of all governmental agencies having authority over its business or its operations, including without limitation, agencies concerned with intra-state and interstate commerce, occupational safety and employment practices, except where the failure to comply would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of the Company. Neither the Company nor the Stockholders has any knowledge of or received any notice of violation of any such rule or regulation during the two
(2) years prior to the date hereof which could result in any liability of the Company for penalties or damages or which could subject the Company to any injunction or government writ, order or decree. To the Company's or the Stockholders' knowledge, there are no facts, events or conditions that could interfere with, prevent continued compliance with or give rise to any liability under any foreign, federal, state or local governmental laws, statutes, ordinances or regulations applicable to the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company, except where the failure to do so would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of the Company.

          (u) Litigation. Except as set forth on Schedule 3.1(u) hereto, to the
              ----------
knowledge of the Company and the Stockholders, there is no action, suit, proceeding or investigation pending or, threatened, which could: (i) restrict the Company or the Stockholders' ability to perform his respective obligations hereunder or could have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company; or (ii) result in material damages to the Company during the thirty-six
(36) months following the date hereof. To the knowledge of the Company and the Stockholders, neither the Company nor any of the Stockholders is in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental agency, authority, body, board, bureau, commission, department or instrumentality which could have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company.

          (v)  Intentionally left blank.

          (w) Unlawful Payments. To the Company's or the Stockholders'
              -----------------
knowledge, neither the Company, the Stockholders, nor any officer, director, employee, agent or representative of the Company (other than the Stockholders acting in their respective capacities as any of the foregoing) has made, directly or indirectly, any bribe or kickback, illegal political contribution, payment from corporate funds which was deliberately incorrectly recorded on the books and records of the Company or which was not corrected after discovery, unlawful payment from corporate funds to governmental or municipal officials in their individual capacities for the purpose of affecting their action or the actions of the jurisdiction which they represent to obtain favorable treatment in securing business or licenses or to obtain special concessions of any kind whatsoever, or illegal payment from corporate funds to obtain or retain any business.

          (x) Warranties. Except as required or implied by federal or state law
              ----------
or as otherwise disclosed on Schedule 3.1(x) hereto, the Company has not made, extended or otherwise represented that it would provide any express warranty with respect to the products or services sold, distributed or leased to its clients or customers.

          (y) Officers, Directors and Employees. Schedule 3.1(y) hereto sets
              ---------------------------------
forth a true, correct and complete list of all of the officers, directors and employees of the Company as of the date hereof, including certain information relating to their respective terms of employment and their respective names and titles. The Company has also provided true, correct and complete copies of any employment agreements between the Company and any of the foregoing officers, directors and employees of the Company in effect as of the date hereof.

          (z) Loans to or from Affiliates. Except as set forth on Schedule
              ---------------------------
3.1(z) hereto, there exist no outstanding loans by the Company to any current or former officer, director, employee, consultant or stockholders of the Company or any affiliate of any of the foregoing. There are no outstanding loans to the Company by any current or former officer, director, employee, consultant or stockholders of the Company.

          (aa) Clients, Vendors, Suppliers and Service Providers. The Company
               -------------------------------------------------
has provided to Xceed a true, correct and complete list of the clients, vendors, suppliers and service providers of the Company. Except as set forth on Schedule 3.1(aa), since March 31, 1999, there has not been any material adverse change in the business relationship of the Company with any of the persons or entities listed on Schedule 3.1(aa). The Company warrants that the Company generally provides products and services on a project basis and that the Company cannot accurately predict the extent to which one of its clients will engage the Company to provide products and services in the future.

          (bb)  Books and Records.
                -----------------

                (i) The books of account and other financial records of the Company are complete and correct without material error and have been maintained in accordance with good business practices.

                (ii) All material corporate action of the Company's board of directors (including any committees) and stockholders of the Company since the date of the Company's incorporation has been authorized, approved and/or ratified in the minute books of the Company.

          (cc)  Bank Accounts. Set forth on Schedule 3.1(cc) is a true, correct
                -------------
and complete list of the names of each bank, savings and loan, or other financial institution, at which the Company maintains any account (including any cash contribution or similar accounts) and the names of all persons authorized to draw thereon or who have access thereto. Schedule 3.1 (cc) includes a true, correct and complete list of each credit or loan facility or guaranty established and/or maintained by or on behalf of the Company, including the amounts available to the Company under each such facility, the outstanding principal balance thereunder as of the date hereof, the interest rate applicable thereto and the maturity date thereof. Any currently outstanding credit or loan facility guaranteed by any Stockholder shall be satisfied or canceled prior to the Closing Date.

          (dd)  Solvency of the Company. Since its formation and through the
                -----------------------
Closing Date, the Company has been and will be solvent. "Solvent" shall mean, for purposes of application of this provision, that: (i) the fair saleable value of the Company's property is in excess of the total amount of its debts; and (ii) the Company is generally able to pay its debts as they mature.

          (ee)  Investment Purpose. Each Stockholder represents that each such
                ------------------
Stockholder is acquiring and will acquire, as the case may be, the shares of Xceed Stock issuable to him pursuant hereto solely for his own account for investment purposes only and not with a view toward resale or distribution thereof other than pursuant to an effective registration statement or applicable exemption from the registration requirements of the Securities Act. Each Stockholder understands that such shares of Xceed Stock will be issued in reliance upon an exemption from the registration requirements of the Securities Act and that subsequent sale or transfer of such securities is prohibited absent registration or exemption from the provisions of the Securities Act. Each Stockholder hereby agrees, severally and not jointly, that he will not sell, assign, transfer, pledge or otherwise convey any of the shares of the Xceed Stock issuable to him pursuant hereto, except in compliance with the provisions of the Securities Act and in accordance with any transfer restrictions or similar terms set forth on the certificates representing such securities or otherwise set forth herein.

          (ff)  Agreements with Affiliates. Except as set forth on Schedule
                --------------------------
3.1(ff) hereto, the Company is not a party to any instrument, license, lease or other agreement, written or oral, with any officer, director or stockholders of the Company.

          (gg)  Accuracy of Information Furnished. The Company and the
                ---------------------------------
Stockholders (severally and not jointly with respect to those statements, representations and warranties made severally and not jointly by such Stockholders) represent that no statement by the Company or the Stockholders set forth herein or in the exhibits or the schedules hereto, and no statement set forth in any certificate or other instrument or document required to be delivered by or on behalf of the Company or the Stockholders pursuant hereto or in connection with the consummation of the transactions contemplated hereby, contained, contains or will contain any untrue statement of a material fact, or omits, omitted or will omit to state any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     3.2  Representations and Warranties of Xceed. Xceed represents and warrants
          ---------------------------------------
to the Company and the Stockholders as follows:

          (a) Authorization. The execution, delivery and performance of this
              -------------
Agreement and consummation of the transactions contemplated hereby have been duly authorized, adopted and approved by the board of directors of Xceed. Xceed has taken all necessary corporate action and has all of the necessary corporate power to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the officers of Xceed on behalf of Xceed and, assuming that this Agreement is the valid and binding obligation of the Company and the Stockholders, is the valid and binding obligation of Xceed, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (b) Organization. Xceed is a corporation duly organized, validly
              ------------
existing and in good standing under the laws of the State of Delaware. Xceed has the corporate power and authority to own and lease its properties and assets, and to carry on its business as it is now being conducted. Xceed is duly qualified to do business as a foreign corporation in each jurisdiction where it owns or leases real property or conducts business, except where the failure to be so qualified would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of Xceed.

          (c) Capitalization. The number of authorized, issued and outstanding
              --------------
shares of capital stock of Xceed as of the date hereof is as set forth above in the recitals to this Agreement. The outstanding shares of Xceed Stock have been duly authorized and validly issued and are fully paid and nonassessable. As of the date hereof, the number of shares of capital stock that Xceed is currently authorized to issue is adequate to permit Xceed to fulfill its obligations hereunder with respect to issuance of the shares of Xceed Stock to the Stock Recipients pursuant hereto. On the Closing Date, the shares of Xceed Stock issuable to the Stock Recipients pursuant to Section 1.2 will be duly authorized, validly issued, fully paid and nonassessable. Xceed has not issued any shares of capital stock which would give rise to claims for violation of any federal or state securities laws (including any rules or regulations promulgated thereunder) or the securities laws of any other jurisdiction (including any rules or regulations promulgated thereunder). As of the date hereof, there are no options, warrants, calls, convertible securities or commitments of any kind whatsoever relating to the shares of Xceed Stock issued in connection with the Merger.

          (d) Non-Contravention; Consents. Neither the execution and delivery of
              ---------------------------
this Agreement, nor consummation of the transactions contemplated hereby, does or will: (i) violate or conflict with any provision of the certificate of incorporation or bylaws of Xceed; (ii) violate or conflict with any material provision of any mortgage, lien, lease, agreement, permit, indenture, license, instrument, law, order, arbitration award, judgment or decree to which Xceed is a party or by which it or the property or assets which are material to its business or operation are bound, the effect of any of which violation would have a material adverse effect on the business, assets, operations, earnings, prospects (financial or otherwise) of the Company; (iii) violate or conflict with any other restriction to which Xceed is subject or by which any of the property or assets which are material to the business or operation of Xceed may be bound, the effect of any of which violation or conflict would have a material adverse effect on the business, assets, operations, earnings, prospects (financial or otherwise) of the Company; or (iv) constitute an event permitting termination of any agreement to which Xceed is subject by any other party thereto, if in any such circumstance such termination would have a materially adverse on the ability of Xceed to fulfill its respective obligations hereunder. Other than as provided herein, no consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required in connection with the execution, delivery and performance of the terms of this Agreement by Xceed and consummation by Xceed of any of the transactions contemplated hereby.

          (e) Litigation. There is no action, suit, proceeding or investigation
              ----------
pending against or related to Xceed, nor, to the best knowledge of Xceed, has Xceed been threatened with any such action, suit, proceeding or investigation, which would restrict its ability to perform its obligations hereunder or which would have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of Xceed. Xceed is not in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental agency, authority, body, board, bureau, commission, department or instrumentality which could have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of Xceed.

          (f) Accuracy of Information Furnished. No statement by Xceed set forth
              ---------------------------------
herein or in the exhibits or the schedules hereto, and no statement set forth in any certificate or other instrument or document required to be delivered by or on behalf of Xceed pursuant hereto or in connection with consummation of the transactions contemplated hereby, contained, contains or will contain any untrue statement of a material fact, or omitted, omits or will omit to state any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

          (g) Compliance with Applicable Law. Xceed has been and is in
              ------------------------------
compliance with all foreign, federal, state and local laws, statutes, ordinances, rules and regulations (including without limitation the Securities Act and the Securities Exchange Act of 1934, as amended) as of the date hereof, the failure to comply with which could materially adversely affect the business, assets, operations, earnings, prospects or condition (financial or otherwise) of Xceed or which would subject any officer or director of Xceed to civil or criminal penalties or imprisonment. Xceed has complied with the rules and regulations of all governmental agencies having authority over its business or its operations, including without limitation, agencies concerned with intra-state and interstate commerce, occupational safety, environmental protection and employment practices, except where the failure to comply would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of Xceed. Xceed has no knowledge of and has not received any notice of violation of any such rule or regulation during the two (2) years prior to the date hereof which could result in any liability of Xceed for penalties or damages or which could subject it to any injunction or government writ, order or decree. To the best knowledge of Xceed, there are no facts, events or conditions that could interfere with, prevent continued compliance with or give rise to any liability under any foreign, federal, state or local governmental laws, statutes, ordinances or regulations applicable to the business, assets, operations, earnings, prospects or condition (financial or otherwise) of Xceed, except where the failure to do so would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of Xceed.

          (h) No Material Adverse Change.  No material adverse change in the
              --------------------------
business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise) of Xceed has occurred since May 31, 1999.

          (i) Employee Benefit Plans. Schedule 3.2(i) hereto sets forth a true,
              ----------------------
correct and complete list of all "employee benefit plans" as such term is defined in Section 3(3) of the

Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Xceed Benefit Plans") covering the employees of the Xceed (the "Xceed Employees"). Each Xceed Benefit Plan is in compliance in all material respects with all applicable provisions of law, including ERISA and the Code. There are no pending or, to Xceed's knowledge, threatened claims against any Xceed Benefit Plan (except for claims for benefits payable in the normal operation of the Xceed Benefit Plans) that could give rise to any material liability to the Xceed. All material reports, notices and returns required to be filed with any governmental agency or provided to any person or entity with respect to the Xceed Benefit Plans have been timely filed. Xceed has never had and does not now have any Xceed Benefit Plan that is an employee pension plan (as defined in Section 3(2) of ERISA) nor does Xceed contribute to any multiemployer pension or multiemployer welfare benefit plan (within the meaning of Section 3(37) of ERISA).

     3.3  Survival of Representations and Warranties. The representations and
          ------------------------------------------
warranties set forth in Sections 3.1 and 3.2 hereof shall survive until the close of business on the sixtieth (60th) day following the first anniversary of the Closing Date, provided that, notice or demand with respect to any alleged breach thereof is given as required pursuant to Article V hereof; and further provided that, with respect to claims for damages arising out of any misrepresentation or breach of warranty made by the Company and the Stockholders relating to taxes, notice shall have been given on or before the close of business on the sixtieth (60) day following the later to occur of: (i) the expiration date of the statute of limitations applicable to any indemnified federal, state or local tax liability; and (ii) the final determination of any such tax liability, including the final administrative and/or judicial determination thereof.

                                   ARTICLE IV

                                   CONDITIONS

     4.1  Conditions to Obligations of Xceed. The obligation of Xceed to
          ----------------------------------
consummate the transactions contemplated by this Agreement is subject to the fulfillment of each of the following conditions, which may be waived in whole or in part by Xceed to the extent permitted by applicable law:

          (a) No Material Adverse Change. Since December 31, 1998, no material
              --------------------------
adverse change in the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company, and no event which would materially and adversely affect the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company shall have occurred.

          (b) Copies of Resolutions. At the Closing, the Company shall have
              ---------------------
furnished Xceed with certified copies of resolutions duly adopted by the board of directors of the Company and the Stockholders authorizing the execution, delivery and performance of the terms of this Agreement and all other necessary or proper corporate action to enable the Company to comply with the terms of this Agreement.

          (c) Certificates of Good Standing.  At the Closing, the Company shall
              -----------------------------
have furnished Xceed with certified copies of certificates of good standing of the Company dated not more than five (5) business days prior to the Closing Date.

          (d) Opinion of the Company's and Stockholders' Counsel. The Company
              --------------------------------------------------
shall have furnished Xceed, at the Closing, with an opinion of Gammage & Burnham, PLC, counsel to the Company, dated as of the Closing Date, substantially in the form attached hereto as Exhibit 4.1(d).

          (e) Accuracy of Representations and Warranties; Performance of
              ----------------------------------------------------------
Covenants. Each of the representations and warranties of the Company and each of
---------
the Stockholders set forth in this Agreement was true, correct and complete in all material respects when made (or with respect to representations and warranties made as to specific dates, the same were true, correct and complete as of such date) and shall also be true, correct and complete in all material respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date. The Company and the Stockholders shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by the Company and each of the Stockholders at or prior to the Closing Date.

          (f) Delivery of Officers' Certificates. The Company and each of the
              ----------------------------------
Stockholders shall have delivered to Xceed certificates, dated the Closing Date, and signed by an executive officer of the Company (with respect to the Company), and by each of the Stockholders individually, representing and affirming that:
(i) the representations and warranties made by each of the Company and the Stockholders jointly and/or severally as set forth in Section 3.1 of this Agreement and referred to in Subsection 4.1(e) above were and are true, correct and complete as required by Subsection 4.1(e) above and the conditions set forth in this Section 4.1 have been satisfied. The Company shall also have delivered a certificate signed by the Secretary of the Company with respect to the authority and incumbency of the officers of the Company executing this Agreement and any documents required to be executed or delivered in connection therewith.

          (g) Delivery of Stock Certificates. At the Closing, the Stockholders
              ------------------------------
shall have delivered to Xceed certificates representing all of the issued and outstanding capital stock of the Company, which certificates shall be properly endorsed in blank or shall be accompanied by a properly executed stock power.

          (h) Consents and Waivers. On or prior to the Closing Date, any and all
              --------------------
necessary consents, authorizations, orders or approvals described in Subsection 3.1(o) above shall have been obtained, except as the same shall have been waived by Xceed.

          (i) Litigation. On the Closing Date, there shall be no effective
              ----------
injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to the Company or the Stockholders issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby or making consummation thereof unduly burdensome to the Company or the Stockholders. On the Closing Date and immediately prior to consummation of the transactions contemplated by this Agreement, no proceeding or lawsuit shall have been commenced, be pending or have been threatened by any governmental or regulatory agency or authority or any other person with respect to the transactions contemplated by this Agreement.

          (j) Employment Agreements with Stockholders and Key Employees. Each of
              ---------------------------------------------------------
Vince Salvato and Tony Moore (the "Key Employees") and the Stockholders shall have entered into an employment agreement (collectively referred to hereinafter as the "Employment Agreements"), dated as of the Closing Date, which shall be in the form attached hereto on Schedule 4.1(j).

          (k) Delivery of Documents and Other Information. Prior to the Closing
              -------------------------------------------
Date, the Company shall have delivered to Xceed all of the agreements, contracts, documents and other instruments required to be delivered pursuant to the provisions of this Agreement.

     4.2  Conditions to Obligations of the Company and the Stockholders. The
          -------------------------------------------------------------
obligations of the Company and the Stockholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment of each of the following conditions, which may be waived in whole or in part by the Company and/or the Stockholders to the extent permitted by law:

          (a) Copies of Resolutions. At the Closing, Xceed shall have furnished
              ---------------------
the Company with certified copies of resolutions duly adopted by the board of directors of Xceed authorizing the execution, delivery and performance of the terms of this Agreement (including the execution, delivery and performance of the Employment Agreements referred to in Section 4.1(j) above and the Xceed Stock referred to in Section 4.2(f) below) and all other necessary or proper corporate action to enable Xceed to comply with the terms of this Agreement.

          (b) Certificates of Good Standing.  At the Closing, Xceed shall have
              -----------------------------
furnished the Company with certified copies of certificates of good standing of Xceed dated not more than five (5) business days prior to the Closing Date.

          (c) Opinion of Xceed's Counsel.  Xceed shall have furnished to the
              --------------------------
Company, at the Closing, with an opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel to Xceed, dated as of the Closing Date, substantially in the form attached hereto as Exhibit 4.2(c).

          (d) Accuracy of Representations and Warranties; Performance of
              ----------------------------------------------------------
Covenants. Each of the representations and warranties of Xceed was true, correct
---------
and complete in all material respects when made and shall also be true, correct and complete in all material respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date. Xceed shall have performed and complied with in all material respects all agreements and covenants required by this Agreement to be performed by Xceed at or prior to the Closing Date.

          (e) Delivery of Officers' Certificates. Xceed shall have delivered to
              ----------------------------------
the Company certificates, dated the Closing Date and signed by an executive officer of Xceed, affirming that: (i) the representations and warranties of Xceed as set forth in Section 3.2 of this Agreement and referred to in Subsection 4.2(d) above were and are true, correct and complete as required by Subsection 4.2(d) above; and (ii) the conditions set forth in this
Section 4.2 have been satisfied. Xceed shall also have delivered a certificate signed by the Secretary of Xceed with respect to the authority and incumbency of the officers of Xceed executing this Agreement and any documents required to be executed or delivered in connection therewith.

          (f) Stock Certificates. At the Closing, Xceed shall have issued and
              ------------------
delivered to: (i) the Stockholders certificates representing the shares of Xceed Stock issuable to the Stockholders pursuant hereto, which certificates shall be in the respective names of the Stockholders; and (ii) the Escrow Agent, certificates representing the shares of Xceed Stock issuable to the Company Employees on the first anniversary of the date hereof.

          (g) Consents and Waivers. On or prior to the Closing Date, any and all
              --------------------
necessary consents, authorizations, orders or approvals described in Subsection 3.2(d) above shall have been obtained, except as the same shall have been waived by the Company and the Stockholders.

          (h) Litigation. On the Closing Date, there shall be no effective
              ----------
injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to Xceed issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated herein or making the consummation thereof unduly burdensome to Xceed. On the Closing Date and immediately prior to consummation of the transactions contemplated by this Agreement, no proceeding or lawsuit shall have been commenced, be pending or have been threatened or by any governmental or regulatory agency or authority or any other person with respect to the transactions contemplated by this Agreement.

          (i) Employment Agreements with Stockholders and Key Employees. Xceed
              ---------------------------------------------------------
shall have entered into an Employment Agreement with each of the Stockholders and Key Employees, as provided for in Section 4.1(j) herein, dated as of the Closing Date, having the initial term set forth herein and providing for each such Stockholder's and Key Employee's employment with Xceed.

          (j) Options Issued to Stockholders and Certain Key Employees. Xceed
              --------------------------------------------------------
shall grant to the Stockholders, in the amounts set forth on Schedule 1.2(a) hereto, options exercisable to purchase shares of Xceed Stock having an aggregate value of up to $2,063,000 (the "Stockholder Options") pursuant to Xceed's 1999 Long-Term Stock Option Plan (the "Plan") and in accordance with the terms in the Employment Agreements and Stockholder Option Certificate. Xceed shall also grant to the Company Employees as set forth on Schedule 1.2(a) hereto, options exercisable to purchase shares of Xceed Stock having an aggregate value of up to $937,000 pursuant to the Plan (the "Employee Options"). The Stockholder Options shall be granted pursuant to the Plan and the Employment Agreements and Option Certificates in the form of Stockholder Option Certificate set forth on Schedule 4.2(j) hereto and the Employee Options shall be granted pursuant to the Plan and Option Certificates in the form of Employee Option Certificate set forth on Schedule 4.2(j) hereto.

          (k) Delivery of Documents and Other Information.  Prior to the Closing
              -------------------------------------------
Date, Xceed shall have delivered to the Stockholders and the Company all of the agreements, contracts, documents and other instruments required to be delivered pursuant to the provisions of this Agreement.


                                   ARTICLE V

                           INDEMNIFICATION AND CLAIMS

     5.1  Indemnification by the Stockholders.
          -----------------------------------

          (a) Subject to Sections 5.1(b) and 5.1(c) hereof, the Stockholders hereby agree, jointly and severally, except as otherwise specifically provided throughout this Agreement with respect to representations and warranties made severally and not jointly by each Stockholder as to which each such Stockholder hereby severally and not jointly agrees, to indemnify and hold harmless Xceed against and in respect of all damages, claims, losses and expenses (including, without limitation, reasonable attorneys' fees and disbursements) reasonably incurred by Xceed (all such amounts may hereinafter be referred to as the "Damages") arising out of: (i) any misrepresentation or breach of any representation or warranty made by the Company or the Stockholders pursuant to the provisions of this Agreement or in any statement, certificate or other document furnished by the Company or the Stockholders pursuant to this Agreement; and (ii) the nonperformance or breach of any covenant, agreement or obligation of the Company or the Stockholders contained in this Agreement which has not been waived by Xceed in writing. The Stockholders shall have no right to seek contribution from the Company in the event that they are required to make any payments hereunder.

          (b) Subject to Section 3.3 hereof, the Stockholders shall be obligated to indemnify Xceed pursuant to this Section 5.1 with respect to claims for Damages as to which Xceed shall have given written notice to the Company and the Stockholders on or before the close of business on the sixtieth (60) day following the first anniversary of the Closing Date. The Stockholders shall be obligated to indemnify Xceed with respect to claims for Damages arising out of any misrepresentation or breach of warranty made by the Company or the Stockholders relating to Subsection 3.1(s) as to which Xceed shall have given notice on or before the close of business on the sixtieth (60) day following the later of: (i) the expiration date of the statute of limitations applicable to any indemnified federal, state, foreign or local tax liability; or (ii) the final determination of any such tax liability, including the final administrative and/or judicial determination thereof.

          (c) Notwithstanding the indemnification provided pursuant to Subsection 5.1 (a) and 5.1(b) above, no amount shall be payable by the Stockholders in indemnification hereunder or under any other provision of this Agreement unless the aggregate amount of such Damages in respect of which the Company or the Stockholders would be liable, but for operation and application of the provisions of this Section 5.1(c), exceeds on a cumulative basis Fifty Thousand Dollars ($50,000) and then only to the extent of such excess; provided,
                                                                       --------
however, that the amount of all claims subject to indemnification hereunder
-------
shall not exceed Two Million

Dollars ($2,000,000); provided further, that the amount of all claims against
                      -------- -------
each Stockholder, individually, shall not exceed One Million Dollars
($1,000,000).

          (d) In any case where the Stockholders have indemnified Xceed for any Damages and Xceed recovers from a third party all or any part of the amount so indemnified by the Stockholders, Xceed shall promptly reimburse to the Stockholders the amount so recovered.

          (e) The Stockholders shall not be liable to Xceed under this Section
5.1 for any Damages resulting from any event relating to a breach of any representation or warranty by the Stockholders if the Stockholders can establish that Xceed had knowledge of such breach on or prior to the Closing Date.

     5.2  Claims Against Xceed. With respect to claims or demands by third
          --------------------
parties, whenever Xceed shall have received notice that such a claim or demand has been asserted or threatened which, if valid, would be subject to indemnification under Section 5.1 hereof, Xceed shall as soon as reasonably possible and in any event within thirty (30) days of receipt of such notice, notify the Stockholders of such claim or demand and of all relevant facts within its knowledge which relate thereto. The Stockholders shall then have the right at their own expense to undertake the defense of any such claims or demands utilizing counsel selected by the Stockholders and approved by Xceed, which approval shall not be unreasonably withheld. In the event that the Stockholders should fail to give notice of the intention to undertake the defense of any such claim or demand within sixty (60) days after receiving notice that it has been asserted or threatened, Xceed shall have the right to defend, satisfy and discharge the same by payment, compromise or otherwise and shall give written notice of any such payment, compromise or settlement to the Stockholders.

     5.3  Indemnification by Xceed.
          ------------------------

          (a) Subject to Section 5.3(b) hereof, Xceed hereby agrees to indemnify and hold harmless the Company and the Stockholders against and in respect of all damages, claims, losses and expenses (including without limitation, reasonable attorneys' fees and disbursements) reasonably incurred by the Stockholders with respect thereto (all such amounts may hereinafter be referred to as "Stockholder Damages") arising out of: (i) any misrepresentation or breach of any representation or warranty made by Xceed pursuant to the provisions of this Agreement or in any statement, certificate or other document furnished by Xceed pursuant to this Agreement; and (ii) the nonperformance or breach of any covenant, agreement or obligation of Xceed which has not been waived by the Stockholders collectively in writing.

          (b) Subject to Section 3.3 hereof, Xceed shall be obligated to indemnify the Stockholders pursuant to Section 5.3(a)(1) only with respect to claims for Stockholder Damages as to which the Stockholders shall have given written notice to Xceed on or before the close of business on the sixtieth (60) day following the first anniversary of the Closing Date. This limitation shall not apply to defaults by Xceed under any of Sections 1.2 or 1.7 through 1.9 or any claim that any Stock Recipient has as a holder of Xceed Stock. Claims with regard to Sections 1.2 and 1.7 through 1.9 of this Agreement must be made by written notice to Xceed within one (1) year and sixty (60) days of when the claim arose.

          (c) Notwithstanding the indemnification provided pursuant to Subsection 5.3(a) above, no amount shall be payable by Xceed in indemnification hereunder or under any other provision of this Agreement unless the aggregate amount of Stockholder Damages in respect of which Xceed would be liable, but for operation and application of the provisions of this subsection, exceeds on a cumulative basis Fifty Thousand Dollars ($50,000) and then only to the extent of such excess, provided, however, that the aggregate amount of all claims subject to indemnification hereunder shall not exceed Two Million Dollars ($2,000,000) provided that this provision shall not apply to defaults by Xceed under any of Sections 1.2, 1.7 through 1.9 or any claim that any Stock Recipient has as a holder of Xceed stock.

          (d) In any case where Xceed has indemnified the Stockholders for any Stockholder Damages and the Stockholders recover from a third party all or any part of the amount so indemnified by Xceed, the Stockholders shall promptly reimburse to Xceed the amount so recovered.

          (e) Xceed shall not be liable to either Stockholder under this Section
5.3 for any Damages resulting from any event relating to a breach of any representation or warranty by Xceed, if Xceed can establish that either Stockholder had knowledge of such breach on or prior to the Closing Date.

          (f) Employment Agreement and Option Certificate claims shall not be subject to this Section 5.3 and the parties shall have such rights with regard thereto as are provided in such agreements or by law.

     5.4  Claims Against the Stockholders. With respect to claims or demands by
          -------------------------------
third parties, whenever the Stockholders shall have received notice that such a claim or demand has been asserted or threatened, which, if valid, would be subject to indemnification under Section 5.4 hereof, the Stockholders shall as soon as reasonably possible and in any event within thirty (30) days of receipt of such notice, notify Xceed of such claim or demand and of all relevant facts within its knowledge which relate thereto. Xceed shall have the right at their own expense to undertake the defense of any such claim or demand utilizing counsel selected by Xceed and approved by the Stockholders. In the event that Xceed should fail to give notice of its intention to undertake the defense of any such claim or demand within sixty (60) days after receiving notice that it has been asserted or threatened, the Stockholders shall have the right to defend, satisfy and discharge the same by payment, compromise or otherwise and shall give written notice of any such payment, compromise or settlement to Xceed.

                                   ARTICLE VI

             TERMINATION AND REMEDIES FOR BREACH OF THIS AGREEMENT

     6.1  Termination by Mutual Agreement. This Agreement may be terminated at
          -------------------------------
any time prior to the Closing by unanimous consent of the parties hereto, provided that such consent to terminate is manifested in writing and is signed by each of the parties hereto.

     6.2  Termination for Failure to Close. This Agreement may be terminated by
          --------------------------------
any of the parties hereto if the Closing shall not have occurred by November 3, 1999, provided that, the right to terminate this Agreement pursuant to this section shall not be available to any party whose failure to fulfill any of its obligations hereunder has been the cause of or resulted in the failure to consummate the transactions contemplated hereby by the foregoing date.

     6.3  Termination by Operation of Law. This Agreement may be terminated by
          -------------------------------
any of the parties hereto if, in the reasonable opinion of counsel to the respective parties hereto, there shall be any statute, rule or regulation that renders consummation of the transactions contemplated hereby illegal or otherwise prohibited, or a court of competent jurisdiction or any government (or governmental authority) shall have issued an order, decree or ruling, or has taken any other action restraining, enjoining or otherwise prohibiting the consummation of such transactions and such order, decree, ruling or other action shall have become final and nonappealable.

     6.4.  Termination for Failure to Perform Covenants or Conditions. This
           ----------------------------------------------------------
Agreement may be terminated prior to the Closing occurring (meaning filing of Articles of Merger with State of Arizona and State of Delaware and execution and delivery by both parties of this Agreement and the related instruments and agreements required at Closing):

          (a) by Xceed if: (i) any of the representations and warranties made in this Agreement by the Company or the Stockholders shall not be true and correct, when made or at any time prior to consummation of the transactions contemplated hereby as if made at and as of such time; (ii) any of the conditions set forth in Section 4.1 hereof have not been fulfilled or waived by the Closing Date;
(iii) the Company or the Stockholders shall have failed to observe or perform any of their respective obligations under this Agreement; or (iv) as otherwise set forth herein; or for any reason or no reason;

          (b) by the Company or the Stockholders if: (i) any of the representations and warranties of Xceed shall not be true and correct when made or at any time prior to consummation of the transactions contemplated hereby as if made at and as of such time; (ii) any of the conditions set forth in Section
4.2 hereof have not been fulfilled by the Closing Date; (iii) Xceed shall have failed to observe or perform any of its respective material obligations under this Agreement; or (iv) as otherwise set forth herein or for any reason or no reason.

     6.5  Effect of Termination or Default; Remedies. In the event of
          ------------------------------------------
termination of this Agreement as set forth above, or for any other reason prior to a Closing occurring, this Agreement shall forthwith become void and there shall be no liability on the part of any party and each party shall have returned to if any documents, instruments, securities or cash to have been delivered by such party.

     6.6  Specific Performance.  If the Closing occurs, and if a party
          --------------------
thereafter fails to perform as required hereunder, the non-defaulting party shall be entitled to receive specific performance and/or injunctive relief, as well as monetary damages, court costs and attorney fees. A defaulting party shall not be liable for punitive, consequential, special or incidental damages for a default under this Agreement, but this shall not limit a Stockholder's or Company

Employee's rights to recover amounts it could have received on a sale of Xceed Stock but for a default by Company under any of Sections 1.7 to 1.9 or under an Employment Agreement or Option Certificate, and shall not limit a Stockholder's or Company Employee's rights or claims, as Xceed shareholders.



                                  ARTICLE VII

                                 MISCELLANEOUS


     7.1  Fees and Expenses. Except as set forth in Section 1.7 and as
          -----------------
contemplated pursuant to Section 3.1(k), the Stockholders and the Company shall respectively pay the Company's and their own expenses and Xceed shall pay its own expenses incident to negotiation, execution, delivery and performance of the terms of this Agreement and the consummation of the transactions contemplated hereby.

     7.2  Modification, Amendments and Waiver. The parties hereto may amend,
          -----------------------------------
modify or otherwise waive any provision of this Agreement by unanimous consent, provided that such consent and any amendment, modification or waiver is in writing and is signed by each of the parties hereto.

     7.3  Assignment.  None of the parties hereto shall have the authority to
          ----------
assign its respective rights or obligations under this Agreement without the prior written consent of the other parties hereto, except that Xceed may assign all or any portion of its respective rights hereunder without the prior written consent of the Company or the Stockholders in the event of a change in control as defined herein, and the Company and the Stockholders shall execute such documents as are necessary in order to effectuate such assignments.

     The term "change in control" as used in this section or referred to elsewhere in this Agreement shall mean: (i) the sale of all or substantially all of the assets of Xceed; (ii) the acquisition of Xceed capital stock by any person or group of persons resulting in ownership of more than forty percent (40%) of the issued and outstanding shares of capital stock of Xceed; (iii) any plan for the liquidation or dissolution of Xceed; or (iv) any merger or consolidation of Xceed in which Xceed is not the surviving company.


     7.4  Burden and Benefit. This Agreement shall be binding upon and, to the
          ------------------
extent permitted in this Agreement, shall inure to the benefit of the parties and their respective successors and assigns. In the event of a default by the Company or the Stockholders of any of their respective obligations hereunder, the sole and exclusive recourse and remedy of Xceed shall be against the Company and the Stockholders, as the case may be, and any of the Company's or the Stockholder's assets; under no circumstances shall any officer or director of the Company be liable in law or equity for any obligations of the Company or the Stockholders hereunder. In the event of a default by Xceed of any of its obligations hereunder, the sole and exclusive recourse and remedy of the Stockholders and the Company shall be against Xceed and its assets; under no circumstances shall any officer, director, stockholder or affiliate of Xceed be liable in law or equity for any obligations of Xceed hereunder.

     7.5  Brokers. The Company and the Stockholders represent and warrant to
          -------
Xceed that there are no brokers or finders entitled to any brokerage or finder's fee or other commission or fee based upon arrangements made by or on behalf of the Company or the Stockholders or any other person in connection with this Agreement or any of the transactions contemplated hereby. Xceed represents and warrants to the Company and the Stockholders that no broker or finder is entitled to any brokerage or finder's fee or other commission or fee based upon arrangements made by or on behalf of Xceed in connection with this Agreement or any of the transactions contemplated hereby, other than fees or commissions for which Xceed shall be solely responsible.

     7.6  Entire Agreement. This Agreement and the schedules, exhibits, lists
          ----------------
and other documents referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements and communications with respect thereto, whether written or oral.

     7.7  Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

     7.8  Notices. Any notice, request, instruction or other document to be
          -------
given hereunder by any party hereto shall be in writing and delivered personally, by facsimile transmission or telex, or sent by commercial expedited delivery service or registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

               If to the Company
               or the Stockholders:   Distributed Systems Solutions, Inc.
                                      3150 North Arizona Avenue, Suite 114
                                      Chandler, Arizona 85224
                                      Attn: George Herman, President
                                      Facsimile: (480) 503-1645
                                      E-Mail: george.herman@dssolutions.com

               with a copy to:        Gammage & Burnham, PLC
                                      Two North Central, 18th Floor
                                      Phoenix, Arizona 85004
                                      Attn: Thomas J. McDonald, Esq.
                                      Facsimile: (602) 256-4475
                                      E-Mail: tmcdonald@gblaw.com

               If to Xceed:           Xceed, Inc.
                                      488 Madison Avenue
                                      3rd Floor
                                      New York, New York 10022
                                      Attn: Werner Haase

                                      Facsimile: (212) 688-3434
                                      E-Mail: whaase@xceed.com

                with a copy to:       Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                      1333 New Hampshire Avenue, N.W.
                                      Suite 400
                                      Washington, D.C. 20036
                                      Attn: Victoria A. Baylin, Esq.
                                      Facsimile: (202) 887-4288
                                      E-Mail: vbaylin@akingump.com

or to such other persons or addresses as may be designated in writing by the party to receive such notice. If sent as aforesaid, any such notice shall be deemed to have been delivered on the date of transmission of a facsimile or telex, the day after delivery to a commercial overnight delivery service, or five days after delivery into a United States Postal facility.

     7.9  Counterparts. This Agreement may be executed in two (2) or more
          ------------
counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

     7.10  Rights Cumulative. All rights, powers and privileges conferred
           -----------------
hereunder upon the parties, unless otherwise provided, shall be cumulative and shall not be restricted to those given by law. Failure to exercise any power given any party hereunder or to insist upon strict compliance by any other party shall not constitute a waiver of any party's right to demand exact compliance with any of the terms or provisions hereof.

     7.11  Severability of Provisions. The provisions of this Agreement shall be
           --------------------------
considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

     7.12  Headings. The headings set forth in the articles and sections of this
           --------
Agreement and in the exhibits and the schedules to this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

     7.13  Knowledge Standard. When used in this Agreement, the phrase "to the
           ------------------
best knowledge of, " "knowledge of, " "known to" or similar phrases shall mean the actual knowledge of: (i) with respect to Xceed, the officers and directors of Xceed; (ii) with respect to the Company, the officers and directors of the Company; and (iii) each Stockholder.

     7.14  Joint Preparation.  This Agreement was jointly prepared by Xceed, the
           -----------------
Company and the Stockholders and is not to be construed against any party hereto. Should any provision of this Agreement be found to be illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, such provision shall immediately become null and void leaving the remainder of this Agreement in effect.


                                   * * * * *

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date and year first above written.



ATTEST:                                 XCEED, INC.


------------------------------          By: /s/Werner Haase
                                            -----------------------------
                                            Werner Haase, Chief Executive
                                            Officer


ATTEST:                                 DISTRIBUTED SYSTEMS SOLUTIONS, INC.


------------------------------          By: /s/George Herman
                                            -----------------------------
                                            George Herman, President



WITNESS:                                THE STOCKHOLDERS


------------------------------          By: /s/George Herman
                                            -----------------------------
                                            George Herman as Trustee of the
                                            Herman Family Trust


WITNESS:


------------------------------          By: /s/John Gilmer
                                            -----------------------------
                                            John Gilmer

                                       38